Exhibit 99.1

Corsair Gaming Reports Fourth Quarter and Full Year 2021 Financial Results

Reports record annual revenues of $1.9 billion for 2021; guides continued growth for 2022

FREMONT, CA, February 8, 2022 – Corsair Gaming, Inc. (NASDAQ:CRSR) (“Corsair”), a leading global provider and innovator of high-performance gear for gamers and content creators, today announced financial results for the fourth quarter and full year ended December 31, 2021.

Full Year 2021 Highlights

•

Net revenue was $1,904.1 million an increase of 11.8% year-over-year. Gamer and creator peripherals segment net revenue was $647.2 million, an increase of 20.0% year-over-year. Gaming components and systems segment net revenue was $1,256.9 million, an increase of 8.1% year-over-year.

•	Net income was $101.0 million, or $1.01 per diluted share, compared to net income of $103.2 million in the same period last year, or $1.14 per diluted share.
•	Adjusted net income was $144.9 million, or $1.45 per diluted share, compared to adjusted net income of $145.0 million in the same period last year, or $1.60 per diluted share.
•	Adjusted EBITDA was $199.2 million, compared to adjusted EBITDA of $213.0 million in the same period last year.

Fourth Quarter 2021 Highlights

•	Net revenue was $510.6 million, well above pre-pandemic fourth quarter levels and within 8.2% of Q4’20’s record $556.3 million in which net revenues increased by 70.4%.
•	Net income was $24.7 million, or $0.25 per diluted share, compared to net income of $43.0 million, or $0.43 per diluted share, in the same period last year.
•	Adjusted net income was $34.7 million, or $0.35 per diluted share, compared to adjusted net income of $53.0 million, or $0.53 per diluted share, in the same period last year.
•	Adjusted EBITDA was $39.5 million, compared to adjusted EBITDA of $72.5 million in the same period last year.

Definitions of the non-GAAP financial measures used in this press release and reconciliations of such measures to their nearest GAAP equivalents are included below under the heading “Use and Reconciliation of Non-GAAP Financial Measures.”

“After the extraordinary growth in 2020 caused by gamers spending more time at home gaming and the large growth in the creator economy, we are pleased to see that after lockdowns and shelter at home were lifted, our Q421 net revenues were within about 8% of Q420. Despite the ongoing logistical and supply chain challenges impacting markets, including the lack of availability of reasonably priced GPUs in the retail channel, we experienced healthy growth over 2020 in both our operating segments. Our gamer and creator peripherals segment grew 20% year-over-year, demonstrating the underlying secular growth trends in the overall gaming, esports, content creator and streaming hardware and services market. As we discussed during our recent Investor Day and with our record new product introductions of 141, including five new categories, we remain focused on expanding our presence in the market and are well positioned to continue to gain market share,” stated Andy Paul, Chief Executive Officer of Corsair.

“We are pleased with our strong financial performance to conclude 2021, with fourth quarter revenue and profitability metrics achieving the high end of our expectations. We remain focused on growth following the transformation of our debt levels and cost management efficiencies over the past few years. As we begin 2022, we expect to continue to experience elevated freight costs and ongoing supply chain issues, but we believe these circumstances will ease as the year progresses. As these macroeconomic conditions improve, we expect to increase our cash position, which should allow us to execute on M&A opportunities that fulfill our investment criteria or further reduce debt,” said Michael G. Potter, Chief Financial Officer of Corsair.

Financial Outlook

For the full year 2022 we currently expect:

•	Net revenue to be in the range of $1.9 billion to $2.1 billion.
•	Adjusted operating income to be in the range of $195 million to $215 million.
•	Adjusted EBITDA to be in the range of $205 million to $225 million.

Certain non-GAAP measures included in our financial outlook were not reconciled to the comparable GAAP financial measures because the GAAP measures are not accessible on a forward-looking basis. We are unable to reconcile these forward-looking non-GAAP financial measures to the most directly comparable GAAP measures without unreasonable efforts because we are currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures for these periods but would not impact the non-GAAP measures. Such items may include stock-based compensation charges, public offering related charges, depreciation and amortization, non-cash asset impairment charges, restructuring costs, and other items. The unavailable information could have a significant impact on our GAAP financial results.

The foregoing forward-looking statements reflect our expectations as of today's date. Given the number of risk factors, uncertainties and assumptions discussed below, actual results may differ materially. We do not intend to update our financial outlook until our next quarterly results announcement.

Recent Developments

•

On January 20, 2022, Corsair hosted its 2022 Virtual Investor Day. Corsair included a discussion on the significant potential white space market opportunity in gaming hardware, provided an in depth review of its components business, and provided an explanation as to why Elgato solutions is driving the streaming and content creation market. Corsair also introduced an estimated $3.5 billion net revenue target by fiscal 2026.

•

On January 5, 2022, Corsair announced that it acquired a 51% stake in iDisplay Technology (“iDisplay”), a leader in electronic development and design specializing in display technology. Taiwan-based iDisplay, founded in 1998, is a developer of consumer electronics, smart home controls, and streaming consoles. Its expertise has earned iDisplay a reputation as an innovator of small-form-factor displays, and it has developed a broad patent portfolio supporting its technology.

•	On January 5, 2022, Corsair announced the appointment of Thi La and Sarah Mears Kim to its Board of Directors, effective as of December 29, 2021.
•

On January 4, 2022, Corsair announced the new CORSAIR ONE i300 range of compact desktop PCs, the latest in the award-winning CORSAIR ONE lineup. This powerhouse system takes advantage of the latest 12th Gen Intel® Core™ processors, debuting with a formidable Intel Core i9-12900K. Replete with an assortment of premium CORSAIR components – including VENGEANCE DDR5 memory – in an unbelievably small form-factor, the CORSAIR ONE i300 is the premier choice for PC gaming, creative applications, and more. The CORSAIR ONE i300 is a fully-loaded gaming PC with a unique, compact form-factor that takes up less desk space than a laptop. Within its 12-liter frame lies the latest-generation Core i9 processor from Intel, ready to deliver extraordinary speed and remarkable gaming performance – more than 20% faster than previous generations.

•

On December 7, 2021, Corsair, under its SCUF Gaming brand, introduced SCUF Reflex, Reflex Pro, and an inaugural first-person shooter model, Reflex FPS. All three models of the Reflex controller are designed specifically for PlayStation 5 (PS5). SCUF Reflex encompasses all the groundbreaking features synonymous with SCUF excellence, delivering a heightened experience created specifically with PS5 gamers in mind. Reflex, Reflex Pro, and Reflex FPS include the patented paddle control system that helped make SCUF controllers the premier choice of competitive players everywhere – with an evolved controller design to improve performance for PlayStation gamers.

•

On November 23, 2021, Corsair announced the first shipments to customers of its new range of ORIGIN NEURON, MILLENNIUM, GENESIS, M-Class, and L-Class desktops, putting today’s most powerful DDR5-equipped PCs in the hands of customers weeks ahead of the competition. Ideally placed within the CORSAIR group to access the latest components and technology, ORIGIN PC has benefitted from early access to high-performance CORSAIR DDR5 memory and the latest Intel Z690-chipset motherboards through close cooperation with industry partners such as Asus and MSI.

•

On November 9, 2021, Corsair announced a colorful new lineup of its CORSAIR K65 RGB MINI 60% mechanical gaming keyboard: the Flavor Rush Series. These limited-edition keyboards, available exclusively from the CORSAIR webstore in the United States, are decked-out in four unique color schemes and kick off the new CORSAIR COLLECTIONS product line – limited-release gaming gear with unique color combinations and designs for personalizing your setup or building the ultimate PC gaming collection.

Conference Call and Webcast Information

We will host a conference call to discuss the fourth quarter and full-year 2021 financial results on February 8, 2022, at 2:00 p.m. PT. The conference call can be accessed live over the phone by dialing 1-877-407-0784, or for international callers 1-201-689-8560. A replay will be available from 5:00 p.m. PT on February 8, 2022 through February 15, 2022, by dialing 1-844-512-2921, or for international callers 1-412-317-6671. The replay passcode is 13726356.

The call will also be webcast live from our investor relations website at https://ir.corsair.com. Following completion of the call, a recorded replay of the webcast will be available on the website.

About Corsair Gaming, Inc.

Corsair Gaming, Inc. (NASDAQ:CRSR) is a leading global developer and manufacturer of high-performance gear and technology for gamers, content creators, and PC enthusiasts. From award-winning PC components and peripherals to premium streaming equipment, smart ambient lighting and esports coaching services, Corsair delivers a full ecosystem of products that work together to enable everyone, from casual gamers to committed professionals, to perform at their very best.

Corsair also includes subsidiary brands Elgato, which provides premium studio equipment and accessories for content creators, SCUF Gaming, which builds custom-designed controllers for competitive gamers, ORIGIN PC, a builder of custom gaming and workstation desktop PCs and laptops and Gamer Sensei brand, an esports coaching platform.

Forward Looking Statements

Except for the historical information contained herein, the matters set forth in this press release are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, our expectations regarding freight costs and supply chain issues, including if and when such issues may ease; whether demand for DIY PC builds will increase; our expectations regarding our cash position; whether we will be able to execute on M&A opportunities and or reduce our debt, as well as the timing of the foregoing; and our estimated full year 2022 net revenue, adjusted operating income and adjusted EBITDA; and our estimated 2026 net revenue target. Forward-looking statements are based on our management’s beliefs, as well as assumptions made by, and information currently available to them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. Factors which may cause actual results to differ materially from current expectations include, but are not limited to: the impact the COVID-19 pandemic, including the potential end of the pandemic and the cessation of pandemic-related restrictions, will have on demand for our products as well as its impact on our operations and the operations of our manufacturers, retailers and other partners, and its impact on the economy overall, including capital markets; our ability to build and maintain the strength of our brand among gaming and streaming enthusiasts and our ability to continuously develop and successfully market new gear and improvements to existing gear; the introduction and success of new third-party high-performance computer hardware, particularly graphics processing units and central processing units as well as sophisticated new video games; fluctuations in operating results; the risk that we are not able to compete with competitors and/or that the gaming industry, including streaming and esports, does not grow as expected or declines; the loss or inability to attract and retain key management; delays or disruptions at our or third-parties’ manufacturing and distribution facilities; currency exchange rate fluctuations or international trade disputes resulting in our gear becoming relatively more expensive to our overseas customers or resulting in an increase in our manufacturing costs; the impact of the coronavirus on our business; general economic conditions that adversely effect, among other things, the financial markets and consumer confidence and spending; and the other factors described under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 filed with the Securities and Exchange Commission (“SEC”) on November 2, 2021, in our Annual Report on Form 10-K for the year ended December 31, 2021 to be filed with the SEC and our subsequent filings with the SEC. Copies of each filing may be obtained from us or the SEC. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances. Our results for the quarter and year ended December 31, 2021 are not necessarily indicative of our operating results for any future periods.

Use and Reconciliation of Non-GAAP Financial Measures

To supplement the financial results presented in accordance with GAAP, this earnings release presents certain non-GAAP financial information, including adjusted operating income, adjusted net income,

adjusted net Income per diluted share and adjusted EBITDA. These are important financial performance measures for us, but are not financial measures as defined by GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation of or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use adjusted operating Income, adjusted net Income, adjusted net income per diluted share and adjusted EBITDA to evaluate our operating performance and trends and make planning decisions. We believe that these non-GAAP measures help identify underlying trends in our business that could otherwise be masked by the effect of the expenses and other items that we exclude in such non-GAAP measures. Accordingly, we believe that adjusted operating income, adjusted net income, adjusted net income per diluted share and adjusted EBITDA provide useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects, and allowing for greater transparency with respect to the key financial metrics used by our management in our financial and operational decision-making. We also present these non-GAAP financial performance measures because we believe investors, analysts and rating agencies consider them useful in measuring our ability to meet our debt service obligations.

Our use of these terms may vary from that of others in our industry. These non-GAAP financial measures should not be considered as an alternative to revenues, operating income, net income, cash provided by operating activities, or any other measures derived in accordance with GAAP as measures of operating performance or liquidity. Reconciliations of these measures to the most directly comparable GAAP financial measures are presented in the attached schedules.

We calculate these non-GAAP financial measures as follows:

•

Adjusted operating income, non-GAAP, is determined by adding back to GAAP operating income the acquisition accounting impact related to recognizing acquired inventory at fair value, change in fair value of contingent consideration for business acquisitions, non-cash discontinued licenses inventory, non-cash long-lived asset impairment, stock-based compensation, intangible asset amortization, certain acquisition-related and integration-related expenses, restructuring costs, non-deferred costs associated with the IPO, secondary offering costs, and debt modification costs.

•

Adjusted net income, non-GAAP, is determined by adding back to GAAP net income the acquisition accounting impact related to recognizing acquired inventory at fair value, change in fair value of contingent consideration for business acquisitions, non-cash discontinued licenses inventory, non-cash long-lived asset impairment, stock-based compensation, intangible asset amortization, certain acquisition-related and integration-related expenses, restructuring costs, non-deferred costs associated with the IPO, secondary offering costs, debt modification costs, loss on extinguishment of debt, and the related tax effects of each of these adjustments.

•

Adjusted net income per diluted share, non-GAAP, is determined by dividing adjusted net income, non-GAAP by the respective weighted average shares outstanding, inclusive of the impact of other dilutive securities.

•

Adjusted EBITDA is determined by adding back to GAAP net income the acquisition accounting impact related to recognizing acquired inventory at fair value, change in fair value of contingent consideration for business acquisitions, non-cash discontinued licenses inventory, non-cash long-lived asset impairment, stock-based compensation, certain acquisition-related and integration-related expenses, restructuring costs, non-deferred costs associated with the IPO, secondary offering costs, debt modification costs, intangible asset amortization, depreciation and amortization, interest expense (including loss on extinguishment of debt) and tax expense.

We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view these non-GAAP financial measures in conjunction with the related GAAP financial measures.

Source: Corsair Gaming, Inc.

Investor Relations Contact:

Ronald van Veen

ir@corsair.com

510-578-1407

Media Contact:

Adrian Bedggood

adrian.bedggood@corsair.com

510-657-8747

+44-7989-258827

Corsair Gaming, Inc.

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net revenue	$510,622	$556,339	$1,904,060	$1,702,367
Cost of revenue	388,809	402,540	1,390,206	1,236,938
Gross profit	121,813	153,799	513,854	465,429
Operating expenses:
Sales, general and administrative	81,538	81,127	315,672	257,004
Product development	15,138	13,779	60,288	50,064
Total operating expenses	96,676	94,906	375,960	307,068
Operating income	25,137	58,893	137,894	158,361
Other (expense) income:
Interest expense	(1,017)	(6,021)	(17,673)	(35,137)
Other expense, net	(1,659)	(1,153)	(5,661)	(1,182)
Total other expense, net	(2,676)	(7,174)	(23,334)	(36,319)
Income before income taxes	22,461	51,719	114,560	122,042
Income tax (expense) benefit	2,254	(8,676)	(13,600)	(18,825)
Net income	$24,715	$43,043	$100,960	$103,217
Net income per share:
Basic	$0.26	$0.47	$1.08	$1.20
Diluted	$0.25	$0.43	$1.01	$1.14
Weighted-average shares used to compute net income per share
Basic	94,345	91,923	93,260	86,256
Diluted	99,657	99,771	100,004	90,577

Corsair Gaming, Inc.

Segment Information

(Unaudited, in thousands, except percentages)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net revenue:
Gamer and Creator Peripherals	$176,873	$191,835	$647,202	$539,366
Gaming Components and Systems	333,749	364,504	1,256,858	1,163,001
Total Net Revenue	$510,622	$556,339	$1,904,060	$1,702,367

Gross Profit:
Gamer and Creator Peripherals	$52,840	$68,856	$224,920	$189,742
Gaming Components and Systems	68,973	84,943	288,934	275,687
Total Gross Profit	$121,813	$153,799	$513,854	$465,429

Gross Margin:
Gamer and Creator Peripherals	29.9%	35.9%	34.8%	35.2%
Gaming Components and Systems	20.7%	23.3%	23.0%	23.7%
Total Gross Margin	23.9%	27.6%	27.0%	27.3%

Corsair Gaming, Inc.

Condensed Consolidated Balance Sheets

(Unaudited, in thousands)

	December 31, 2021	December 31, 2020
Assets
Current assets:
Cash and restricted cash	$65,149	$133,338
Accounts receivable, net	291,287	293,629
Inventories	298,315	226,007
Prepaid expenses and other current assets	51,024	37,997
Total current assets	705,775	690,971
Restricted cash, noncurrent	231	230
Property and equipment, net	16,819	16,475
Goodwill	317,054	312,760
Intangible assets, net	225,709	259,317
Other assets	71,808	34,362
TOTAL ASSETS	$1,337,396	$1,314,115
Liabilities and Stockholders’ Equity
Current liabilities:
Debt maturing within one year	$4,753	$-
Accounts payable	236,120	299,636
Other liabilities and accrued expenses	205,874	205,745
Total current liabilities	446,747	505,381
Long-term debt	242,898	321,393
Deferred tax liabilities	25,700	29,752
Other liabilities, noncurrent	53,871	20,199
TOTAL LIABILITIES	769,216	876,725
Stockholders’ Equity:
Common stock and additional paid-in capital	470,373	438,676
Retained earnings (accumulated deficit)	98,147	(2,813)
Accumulated other comprehensive income (loss)	(340)	1,527
Total Stockholders’ Equity	568,180	437,390
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,337,396	$1,314,115

Corsair Gaming, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Cash flows from operating activities:
Net income	$24,715	$43,043	100,960	$103,217
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	3,579	1,510	17,235	5,796
Depreciation	2,719	2,613	10,300	9,318
Amortization of intangible assets	8,676	8,572	34,794	33,916
Debt issuance costs amortization	86	560	1,458	2,550
Loss on debt extinguishment	—	858	4,868	4,114
Deferred income taxes	(5,417)	(584)	(11,962)	(7,476)
Other	1,642	1,524	3,291	2,594
Changes in operating assets and liabilities:
Accounts receivable	(38,112)	(33,425)	444	(91,492)
Inventories	31,580	(19,200)	(71,316)	(80,086)
Prepaid expenses and other assets	(5,387)	12,478	(13,177)	(7,953)
Accounts payable	(11,880)	23,750	(63,722)	116,522
Other liabilities and accrued expenses	(17,081)	26,930	7,019	77,933
Net cash provided by (used in) operating activities	(4,880)	68,629	20,192	168,953
Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(3,162)	(455)	(4,846)	(1,291)
Payment of deferred and contingent consideration	(43)	—	(4,721)	—
Purchase of property and equipment	(3,297)	(3,917)	(10,974)	(8,989)
Net cash used in investing activities	(6,502)	(4,372)	(20,541)	(10,280)
Cash flows from financing activities:
Proceeds from issuance of debt, net	—	—	248,513	—
Repayment of debt	(1,250)	(50,000)	(328,188)	(190,394)
Payment of debt issuance costs	(168)	—	(204)	(194)
Borrowings from line of credit	63,500	—	63,500	—
Repayments of line of credit	(63,500)	—	(63,500)	—
Proceeds from initial public offering, net of underwriting discounts and commissions	—	—	—	118,575
Payment of other offering costs	—	(2,873)	—	(8,455)
Proceeds from issuance of shares through employee equity incentive plans	3,379	113	14,872	1,337
Payment of taxes related to net share settlement of equity awards	(182)	—	(397)	—
Net cash provided by (used in) financing activities	1,779	(52,760)	(65,404)	(79,131)
Effect of exchange rate changes on cash	(1,346)	1,930	(2,435)	2,079
Net increase (decrease) in cash and restricted cash	(10,949)	13,427	(68,188)	81,621
Cash and restricted cash at the beginning of the period	76,329	120,141	133,568	51,947
Cash and restricted cash at the end of the period	$65,380	$133,568	$65,380	$133,568

Corsair Gaming, Inc.

GAAP to Non-GAAP Reconciliations

Non-GAAP Operating Income Reconciliations

(Unaudited, in thousands, except percentages)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Operating Income - GAAP	$25,137	$58,893	$137,894	$158,361
Acquisition accounting impact related to recognizing acquired inventory at fair value	-	-	-	394
Change in fair value of contingent consideration for business acquisition	(3)	954	(345)	954
Non-cash discontinued licenses inventory	-	-	1,003	-
Non-cash long-lived asset impairment	853	-	853	-
Stock-based compensation	3,579	1,510	17,235	5,796
Intangible asset amortization	8,676	8,572	34,794	33,916
Acquisition-related and integration-related costs	216	680	1,343	3,156
Restructuring costs	10	-	709	-
Non-deferred IPO and secondary offering costs	-	428	1,031	1,633
Debt modification costs	-	-	-	623
Adjusted Operating Income - Non-GAAP	$38,468	$71,037	$194,517	$204,833
As a % of net revenue - GAAP	4.9%	10.6%	7.2%	9.3%
As a % of net revenue - Non-GAAP	7.5%	12.8%	10.2%	12.0%

Non-GAAP Net Income and Net Income Per Share Reconciliations

(Unaudited, in thousands, except per share amounts and percentages)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net Income - GAAP	$24,715	$43,043	$100,960	$103,217
Acquisition accounting impact related to recognizing acquired inventory at fair value	-	-	-	394
Change in fair value of contingent consideration for business acquisition	(3)	954	(345)	954
Non-cash discontinued licenses inventory	-	-	1,003	-
Non-cash long-lived asset impairment	853	-	853	-
Stock-based compensation	3,579	1,510	17,235	5,796
Intangible asset amortization	8,676	8,572	34,794	33,916
Acquisition-related and integration-related costs	216	680	1,343	3,156
Restructuring costs	10	-	709	-
Non-deferred IPO and secondary offering costs	-	428	1,031	1,633
Debt modification costs	-	-	-	623
Loss on debt extinguishment	-	858	4,904	4,114
Non-GAAP income tax adjustment	(3,330)	(3,032)	(17,582)	(8,850)
Adjusted Net Income - Non-GAAP	$34,716	$53,013	$144,905	$144,953
Diluted Net income per share:
GAAP	$0.25	$0.43	$1.01	$1.14
Adjusted, Non-GAAP	$0.35	$0.53	$1.45	$1.60
Shares used to compute diluted net income per share:
GAAP	99,657	99,771	100,004	90,577
Adjusted, Non-GAAP	99,657	99,771	100,004	90,577

Corsair Gaming, Inc.

Adjusted EBITDA Reconciliations

(Unaudited, in thousands, except percentages)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net Income - GAAP	$24,715	$43,043	$100,960	$103,217
Acquisition accounting impact related to recognizing acquired inventory at fair value	-	-	-	394
Change in fair value of contingent consideration for business acquisition	(3)	954	(345)	954
Non-cash discontinued licenses inventory	-	-	1,003	-
Non-cash long-lived asset impairment	853	-	853	-
Stock-based compensation	3,579	1,510	17,235	5,796
Acquisition-related and integration-related costs	216	680	1,343	3,156
Restructuring costs	10	-	709	-
Non-deferred IPO and secondary offering costs	-	428	1,031	1,633
Debt modification costs	-	-	-	623
Intangible asset amortization	8,676	8,572	34,794	33,916
Depreciation	2,719	2,613	10,300	9,318
Interest expense (includes loss on debt extinguishment)	1,017	6,021	17,673	35,137
Tax expense (benefit)	(2,254)	8,676	13,600	18,825
Adjusted EBITDA - Non-GAAP	$39,528	$72,497	$199,156	$212,969

Adjusted EBITDA margin - Non-GAAP	7.7%	13.0%	10.5%	12.5%